Exhibit 99.1

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP, INC. COMPLETES ACQUISITION OF WASHINGTONFIRST BANKSHARES, INC.

Sandy Spring Bank Now Largest Locally Headquartered Community Bank in the Greater Washington, D.C. Region

OLNEY, MARYLAND, January 2, 2018 – Sandy Spring Bancorp, Inc. (NASDAQ: SASR, “Sandy Spring”) announced today that it completed the acquisition of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”), effective January 1, 2018. WashingtonFirst was the holding company for WashingtonFirst Bank. Now officially part of Sandy Spring Bank, WashingtonFirst Bank’s branding will change to Sandy Spring Bank with the full conversion of systems expected to occur later this quarter.

“I am proud to welcome the employees, clients and shareholders of WashingtonFirst Bank to the Sandy Spring Bank family,” said Daniel J. Schrider, President and CEO of Sandy Spring Bank. “Together we are stronger and more committed than ever to delivering superior, personalized service to each of our clients and to investing in the communities where we live and work for many more years to come.”

Upon completion of the merger, the former stockholders of WashingtonFirst became entitled to receive 0.8713 shares of Sandy Spring common stock for each share of WashingtonFirst common stock they held, plus cash in lieu of any resulting fractional shares. Based on the $39.02 per share closing price of Sandy Spring common stock on December 29, 2017, the total transaction value was approximately $447 million.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Sandy Spring undertakes no obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In addition to factors previously disclosed in Sandy Spring’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the acquisition of WashingtonFirst will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of WashingtonFirst with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) general economic conditions and trends, either nationally or locally; (iv) conditions in the securities markets; (v) changes in interest rates; (vi) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (vii) changes in real estate values; (viii) changes in the quality or composition of Sandy Spring’s loan or investment portfolios; (ix) changes in competitive pressures among financial institutions or from non-financial institutions; (x) the ability to retain key members of management; and (xi) changes in legislation, regulations, and policies.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website:	www.sandyspringbank.com

Media Contact:

Amalia Kastberg

Senior Vice President, Marketing

Sandy Spring Bank

301.774.8465

akastberg@sandyspringbank.com